                                                                    Exhibit 10.2









                                 LOAN AGREEMENT


                                       BY

                                       AND

                                     BETWEEN


                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,

                                     "BANK"


                                       AND


                          SCB COMPUTER TECHNOLOGY, INC.

                                   "BORROWER"







                              Dated: June 15, 2003

                                TABLE OF CONTENTS



1.    DEFINITIONS AND REFERENCE TERMS .....................................1

2.    LOAN ................................................................5

3.    REPRESENTATIONS AND WARRANTIES ......................................5

4.    AFFIRMATIVE COVENANTS ...............................................6

5.    NEGATIVE COVENANTS ..................................................9

6.    DEFAULT ............................................................10

7.    REMEDIES UPON DEFAULT ..............................................11

8.    NOTICE .............................................................11

9.    COSTS, EXPENSES AND ATTORNEYS' FEES ................................12

10.   MISCELLANEOUS ......................................................12

11.   NO ORAL AGREEMENT ..................................................14

                                 LOAN AGREEMENT
                                      (SCB)

         This Loan Agreement (this "Agreement") dated as of June 15, 2003, by and between FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"), and SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation ("Borrower").

                                    RECITALS:

                  A. Borrower has obtained the Commitment (as herein defined) for the Loan (as herein defined) from the Bank to finance the purchase of the Equipment (as herein defined) in accordance with the Commitment and the terms of this Agreement.

                  B. One of the conditions of the Commitment is the execution of this Agreement by Borrower in which the terms and conditions of the Loan are set forth.

         NOW THEREFORE, in consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  A. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

                  B. ACCOUNTS: Accounts means all amounts owed to Borrower on account of sales, leases or rentals of goods or services rendered in the ordinary course of trade or business to or on behalf of any Person (as herein defined) which is now or hereafter obligated or indebted to Borrower.

                  C. BORROWER: SCB Computer Technology, Inc., a Tennessee corporation.

                  D. BORROWER'S ADDRESS:
                     3800 Forrest Hill-Irene Road, Suite 100
                     Memphis, Tennessee 38125

                  E. CHANGE OF CONTROL: Change of Control means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than Ben C. Bryant or T. Scott Cobb, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 10% or more of the Borrower's equity securities having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute directors as of the date of this Agreement, or (c) Borrower ceases to directly own or control 100% of the outstanding capital stock of each of the Subsidiaries.

                  F. COLLATERAL: Collateral means any and all collateral now or hereafter pledged as collateral security for the Loan.

                  G. CONTRACTS: Contracts means collectively the IBM Contracts, the Unisys Contracts and the Honeywell Contracts.

                  H. COMMITMENT: Commitment means that certain commitment letter dated April 30, 2003, in which Bank agreed to make the Loan to Borrower with which Borrower shall purchase the Equipment.

                  I. CURRENT LIABILITIES: Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

                  J. CUSTOMER SOLUTIONS AGREEMENT: Customer Solutions Agreement means that certain agreement (as amended, modified or supplemented, including by the Statement of Work, from time to time in accordance therewith, together with all exhibits, schedules, annexes and other attachments thereto), dated as of September 24, 1999 between Borrower and IBM, pursuant to which Borrower agreed to provide certain services, and which services require Borrower to purchase the Equipment in order to perform the same.

                  K. EBITDA: EBITDA means all earnings prior to interest expense, taxes, depreciation and amortization.

                  L. EQUIPMENT: Equipment means certain computer hardware and software licenses, as described in the Unisys Agreement, which Borrower is obligated to purchase from Unisys to provide the services described in the Customer Solutions Agreement, including, without limitation, such hardware as is described in the Security Agreement.

                  M. FIXED CHARGE COVERAGE RATIO: Fixed Charge Coverage Ratio means the ratio of (a) EBITDA to (b) Fixed Charges.

                  N. FIXED CHARGES: Fixed Charges means the sum of (a) all principal indebtedness scheduled to be paid or prepaid during the applicable period, plus (b) interest expense for such period, plus (c) income taxes paid or payable during such period, plus (d) cash dividends or distributions paid (other than dividends or distributions paid by Borrower to a subsidiary or a Subsidiary to Borrower or any other Subsidiary) during such period, plus (e) capital expenditures made during such period.

                  O. FUNDED DEBT: Funded Debt means the total indebtedness outstanding under all recourse notes payable of Borrower, excluding debt issued by Borrower to selling shareholders in connection with acquisitions completed by Borrower, plus funded or unfunded letters of credit issued pursuant to Borrower's application therefor, plus capital leases of Borrower.

                  P. GENERAL INTANGIBLES: General Intangibles shall have the meaning set forth in the UCC.

                  Q. GUARANTORS: All existing Subsidiaries of Borrower, including, without limitation, Partners Resources Inc., an Arizona corporation, SCB Computer Technology of Alabama, Inc., an Alabama corporation, and Remtech Services, Inc., a Virginia corporation, as well as any other Persons from time to time executing guaranty agreements in regards to the Loan.

                  R. HAZARDOUS MATERIALS: Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  S. HONEYWELL: Honeywell means Honeywell Corporation.

                  T. HONEYWELL CONTRACTS: Honeywell Contracts means all agreements now or hereafter entered into by and between the Borrower and Honeywell relating to services provided by the Borrower to Honeywell using, relating to, or arising under the equipment.

                  U. IBM: IBM means International Business Machines Corporation.

                  V. IBM CONTRACTS: IBM Contracts means all agreements now or hereafter entered into by and between Borrower and IBM relating to services provided by Borrower to IBM using, relating to or arising under the Equipment, including to, but not limited to, the Customer Solutions Agreement and the Statement of Work.

                  W. LOAN: The Loan, as described in Section 2 hereof, and any subsequent loan which states that it is subject to this Agreement.

                  X. LOAN DOCUMENTS: Loan Documents means this Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any Guarantor or third party in connection with the Loan.

                  Y. NET INCOME: Net Income means for any period, the net income (or loss) of Borrower after provision for or benefit from income and franchise taxes determined in accordance with GAAP, but excluding: (i) the income (or loss) of any Person (other than a subsidiary of Borrower) in which Borrower has an ownership interest unless received by Borrower in a cash distribution; and
(ii) the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with Borrower.

                  Z. NET WORTH. Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP.

                  AA. NOTE: The promissory note evidencing the Loan, modified, as amended and/or restated from time to time.

                  BB. PERSON: Person means any individual, partnership, corporation, trust, unincorporated organization, limited liability company, association, joint venture or other legally recognized entity having the capacity to contract in its own name.

                  CC. SECURITY AGREEMENT: Security Agreement means that certain Security Agreement executed by Borrower of even date herewith.

                  DD. SERVICE FEES: Service Fees means the sums payable by IBM to Borrower under the IBM Agreement including, without limitation, the Customer Solutions Agreement and the Statement of Work, for services performed by Borrower thereunder.

                  EE. STATEMENT OF WORK: Statement of Work means that certain agreement (as amended, modified or supplemented from time to time, together with all exhibits, schedules, annexes and other attachments thereto) between Borrower and IBM entitled "statement of work" composing part of the Customer Solutions Agreements.

                  FF. SUBSIDIARY: Any entity existing on the date hereof in which Borrower owns at least a majority share or has control, all of which are listed in Exhibit "A" hereto, and being one and the same herein as a Guarantor.

                  GG. TANGIBLE STOCKHOLDERS' EQUITY: Tangible Stockholders' Equity means stockholders" equity less goodwill, plus subordinated debt.

                  HH. TERMINATION FEE: Termination Fee means the sum payable by IBM to Borrower upon the termination of the Customer Solutions Agreement and the Statement of Work.

                  II. UNISYS: Unisys means Unisys Corporation.

                  JJ. UNISYS AGREEMENT: Unisys Agreement means that certain Master Agreement for Products and Services, including the Additional Terms and Conditions, by and between Borrower and Unisys Corporation dated March 31, 2003.

                  KK. UNISYS CONTRACTS: Unisys Contracts means all agreements now or hereafter entered into by and between Borrower and Unisys relating to the Equipment, including, without limitation, that certain Master Agreement for Products and Services dated May, 2003.

                  LL. UCC: UCC means the Uniform Commercial Code as adopted by the state of Tennessee.

         2. LOAN; SECURITY. As set forth in the Commitment, Bank has agreed to make a term loan to Borrower in the principal face amount of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00). The obligation to repay the Loan is evidenced by the Note having a maturity date, repayment terms and interest rate as set forth in the Note. The Loan shall be used by Borrower to acquire the Equipment and to reimburse Borrower for advances and additional deposits paid to Unisys.

                  The Loan shall be secured by the Collateral described in the Security Agreement including, without limitation, the Equipment, the Termination Fee and the Service Payments, whether such Termination Fee and Service Payments constitute Accounts or General Intangibles.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

                  A. GOOD STANDING. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its formation and has the power and authority to own its property and to carry on its business as currently conducted.

                  B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in material compliance with all laws and regulatory requirements to which it is subject.

                  C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

                  D. LITIGATION. There is no material proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing material agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

                  F. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of liens, except for those liens disclosed to and approved by Bank, and certain limited liens involving non-recourse lease related loans, and except for those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement or liens filed of record.

                  G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and Borrower has filed all tax returns which it is required to file.

                  H. FINANCIAL STATEMENTS. The financial statements of Borrower and Guarantors heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's and Guarantors' financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's or Guarantor's financial condition or operations since said delivery. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

                  I. PLACE OF BUSINESS. Borrower's chief executive office is located at 3800 Forrest Hill-Irene Road, Suite 100 Memphis, Tennessee 38125

                  J. ENVIRONMENTAL. The conduct of Borrower's business operations and the condition of Borrower's properties does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

                  K. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof.

                  L. SUBSIDIARIES. Other than as shown on Exhibit "A," there are no other Subsidiaries.

                  M. LOCATION OF EQUIPMENT. The Equipment is and at all times will be located on property owned by Honeywell bearing a street address of Honeywell Building 01504, 21111 N. 19th Avenue, Phoenix, Arizona 85027.


                  N. NO DEFAULT UNDER OTHER AGREEMENTS. There are no defaults known to Borrower under any of the Contracts, or under any other loan agreement to which the Borrower is a party, or under any license agreements to which the Borrower is a party, or is subject. Borrower has provided Bank with a complete copy of the Customer Solutions Agreement and all Statements of Work and amendments thereto.

         4. AFFIRMATIVE COVENANTS. Until full payment and performance of all indebtedness and obligations of Borrower under the Loan Documents, Borrower will, and shall cause Guarantors to, on a consolidated basis unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  A. FINANCIAL CONDITION. Maintain at all times Borrower's and Guarantors' financial conditions, on a consolidated basis, as follows and as determined in accordance with GAAP applied on a consistent basis throughout the period involved, except to the extent modified by the following:

                     i. Minimum EBITDA for the twelve month period ending each fiscal quarter of SCB after April 30, 2002 shall not be less than 80% of Borrower's projected EBITDA for each twelve month period as set forth in the projections delivered to Bank which projections shall be in the form acceptable to Bank; provided, if Bank and Borrower cannot agree on such projections, for the purposes of this requirement, minimum EBITDA for each twelve month period shall not be less than $10,000,000.

                    ii. The maximum amount of capital expenditures that Borrower may make during each fiscal quarter after April 30, 2002 shall not exceed 120% of Borrower's projected amount of capital expenditures for each such fiscal quarter as set forth in the projection delivered to Bank, which projections shall be in form and substance acceptable to Bank; provided, if Bank and Borrower cannot agree on such projections, for the purposes of this requirement, the amount of Borrower's capital expenditures for each such fiscal quarter shall not exceed $300,000.

                   iii. The Fixed Charge Coverage Ratio for any fiscal quarter for Borrower shall not be less than 1.25 to 1 through April 30, 2004. After April 30, 2004, the Fixed Charge Coverage Ratio for any fiscal quarter shall not be less than 1.5 to 1 (it being understood and agreed that Borrower and Bank intend to negotiate for a revised Fixed Charge Coverage Ratio promptly after receipt by Bank of projections of Borrower for the fiscal year beginning on May 1, 2004, but that until Borrower and Bank have entered into a written amendment to this provision, the requirement set forth in this clause (iii) will remain in full force and effect).


                  B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

                           i. Furnish to Bank audited year end financial
statements of Borrower for each fiscal year of Borrower, within one hundred twenty (120) days after the close of each such fiscal year, prepared by a public accounting firm acceptable to Bank.

                           ii. Furnish to Bank Borrower's quarterly 10-Q for
each quarter of each fiscal year of Borrower, within fifty (50) days after the close of each such period, such financial statements to be certified by the president, vice president or chief financial officer of Borrower.

                           iii. Furnish to Bank a quarterly compliance
certificate for (and executed by an authorized representative of) Borrower in the form of Exhibit "B" attached hereto, concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, and at such other times as Bank may request, containing (a) a certification that the financial statements of even date are true and correct and that Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

                           iv. Furnish to Bank promptly any such additional
information, reports and statements respecting the business operations and financial condition of Borrower and its Subsidiaries, respectively, from time to time, as Bank may reasonably request.

                  All such statements and certificates required in paragraphs i through iv above shall be consolidated with and between Borrower and the Subsidiaries.

                  C. INSURANCE. Maintain insurance on the Equipment with an insurance company, in such amounts and against such risks as is reasonably acceptable to Bank and as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance, and providing for at least thirty (30) days prior notice to Bank of any cancellation thereof, and all to name Bank as loss payee as applicable and as Bank's interest may appear. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and thirty
(30) days prior to each policy renewal.

                  D. EXISTENCE AND COMPLIANCE. Maintain its, as well as that of its Subsidiaries, existence, good standing and qualification to do business, where failure to do so would have a material adverse effect on Borrower or its Subsidiaries, and comply with all laws, regulations and governmental requirements including, without limitation, applicable environmental laws or to any of its or their property, business operations and transactions.

                  E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's, Subsidiary's or any Guarantor's financial condition or operations or Bank's rights under the Loan Documents, (ii) any material litigation filed by or against Borrower, Subsidiary or any Guarantor, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of Five Hundred Thousand and No/100 Dollars ($500,000.00).

                  F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                  G. MAINTENANCE. Maintain all of the Equipment in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of the Equipment.

                  H. ENVIRONMENTAL. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's or any Subsidiary's business operations; and (ii) all claims made or threatened by any third party against Borrower or any Subsidiary relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

                  I. ACQUISITIONS. In the event Borrower acquires any other Subsidiary, such Subsidiary shall sign an unlimited guaranty of the indebtedness and obligations of Borrower to Bank, such guaranty to be in form and substance prepared by and acceptable to Bank.

                  J. OTHER DOCUMENTS. Use its best efforts to provide to Bank such other documents as Bank may reasonably require including, without limitation, release documents releasing any and all liens possessed by any Person other than Bank, Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation or State Bank & Trust, encumbering any of the Collateral, and an intercreditor agreement with or a consent and waiver from any other Person claiming any lien on any of Borrower's property agreeing not to interfere with Bank's enforcement of its liens against, any of the Collateral.

         5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                  A. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any of the Collateral, or cause, permit, or suffer, directly or indirectly, any Change of Control.

                  B. LIENS. Except as set forth in Section 4(J) above, grant, suffer or permit any contractual or noncontractual lien on or security interest in the Collateral, except in favor of Bank and except for limited liens involving non-recourse lease related loans, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise related to the Equipment.

                  C. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                  D. NEGATIVE PLEDGE LIMITATION. Enter into any agreement with any person other than Bank pursuant hereto which prohibits or limits the ability of Borrower, Subsidiary or any Guarantor to create, incur, assume or suffer to exist any lien upon the Collateral, including without limitation, the Equipment.

                  E. LOCATION OF EQUIPMENT. Move the Equipment from Honeywell's premises as identified to Bank without Bank's prior written consent.

                  F. CUSTOMER SOLUTIONS AGREEMENT; STATEMENT OF WORK. Amend, modify or supplement the Customer Solutions Agreement or the Statement of Work without Bank's prior written consent.

         6. DEFAULT. Subject to any applicable notice and right to cure provision contained herein or in any of the other Loan Documents, Borrower shall be in default under this Agreement and under each of the other Loan Documents if any of the following should occur:

                  A. It shall default in the payment of any amounts due and owing under the Loan within fifteen (15) days of the date when due or;

                  B. It should fail to timely and properly observe, keep or perform any term, covenant, agreement or condition herein or in any other Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank; or

                  C. There should occur any material adverse change in Borrower's financial condition or business affairs from that shown on Borrower's most recent financial statements provided to Bank, including, without limitation, any legal proceedings commenced against Borrower or any of its officers which Bank determines in its reasonable discretion could have a material adverse effect on Borrower's financial condition or business affairs; or

                  D. Any material default should occur under any loan documentation between Borrower and any other Person, including, without limitation, Wells Fargo Foothill, Inc., f/k/a Foothill Capital Corporation, The State Bank and Trust Company, and IBM, which default continues to exist after the expiration of any applicable cure period and which default in the reasonable opinion of the Bank could have a material adverse effect on Borrower's ability to perform its obligation under the Loan Documents.

                  E. The Service Fees should be insufficient at any time to fully service the regularly scheduled payments of principal and interest due under the Note, and/or should the Service Fees fail, regardless of the reason for such failure, to be received by Bank for application to the payments due under the Note.

                  F. The Termination Fee should be insufficient at any time to fully pay the outstanding balance then due under the Loan, and/or should the Termination Fee fail, regardless of the reason for such failure, to be received by Bank when due and payable by IBM for application to the outstanding balance due under the Loan.

                  G. As for any default which is capable of cure, before any such default becomes an event of default under this Agreement entitling Bank to exercise any remedies as a result, Bank shall give Borrower written notice of default, specifying the nature thereof, and Borrower shall have thirty (30) days from the date appearing on such written notice to cure any such default to the complete satisfaction of Bank. If Borrower has not cured such default within such thirty (30) day period to the complete satisfaction of Bank, or if such default is curable but not within thirty (30) days and Borrower fails to institute a curative action promptly upon such notice and diligently and continuously prosecute the same to conclusion as determined in Bank's sole discretion, then Bank may exercise any or all remedies available hereunder or under any other instrument now or hereafter in any manner evidencing, securing or relating to the indebtedness evidenced hereby.

         7. REMEDIES UPON DEFAULT. If any of the foregoing defaults shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity, including, without limitation, the rights and remedies provided in the Note and the Security Agreement.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower:
         SCB Computer Technology, Inc.
         3800 Forrest Hill-Irene Road, Suite 100
         Memphis, Tennessee 38125
         Attn: ___________________
         Fax. No. ________________
         with a copy to:
         Burch, Porter & Johnson
         130 North Court Avenue
         Memphis, Tennessee 38103
         Attn: Jay H. Lindy
         Fax No. 901/524-5024

         Bank:
         First Tennessee Bank National Association
         165 Madison Avenue
         Memphis, Tennessee 38103
         Attention: ________________
         Fax No. 901/523-4259

         with a copy to:
         Martin, Tate, Morrow & Marston, PC
         6000 Poplar Avenue, Suite 340
         Memphis, Tennessee 38119
         Attention: J. Philip Jones, Esq.
         Fax No. 901/767-2109

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                  A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                  B. If sent by any other means, upon delivery.

         9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

         10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                  B. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the state of Tennessee and applicable United States federal law.

                  C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

                  D. DOCUMENTS. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                  E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  F. INDEMNIFICATION. Notwithstanding anything to the contrary contained in Section 10(G), except for gross negligence or willful misconduct, Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of Borrower, regardless of whether Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of Borrower, Bank, and of any third parties. Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

                  G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of Bank to make any advances under the Loan shall not have expired.

         11. NO ORAL AGREEMENT. This written loan agreement and the other loan documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                                 BANK:

SCB COMPUTER TECHNOLOGY, INC.             FIRST TENNESSEE BANK NATIONAL
                                            ASSOCIATION

By: /s/ Michael J. Boling                 By: /s/ Bob Nieman
   -----------------------------------        ----------------------------------

Name: Michael J. Boling                   Name: Bob Nieman
      --------------------------------          --------------------------------

Title: Executive Vice President           Title: Senior Vice President
       -------------------------------           -------------------------------

                                   EXHIBIT "A"

                                  SUBSIDIARIES


1.    Partners Resources Inc., an Arizona corporation
2.    SCB Computer Technology of Alabama, Inc., an Alabama corporation
3.    Remtech Services, Inc., a Virginia corporation

                                   EXHIBIT "B"

                             COMPLIANCE CERTIFICATE
                                      (SCB)

         This Compliance Certificate is furnished pursuant to the Loan Agreement dated as of June ____, 2003 (as the same may be amended, modified, supplemented or replaced from time to time, the "Loan Agreement"), by and between SCB COMPUTER TECHNOLOGY, INC. ("Borrower"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"). Unless otherwise defined herein, capitalized terms defined in the Loan Agreement are used herein as defined therein.

1.       Minimum EBITDA
         (a)      Loan Agreement:                                $___________
         (b)      Actual:                                        $___________

2.       Maximum Capital Expenditures
         (a)      Loan Agreement                                 ____________
         (b)      Actual:                                        ____________

3.       Fixed Charge Coverage Ratio
         (a)      Loan Agreement:                                ____________
         (b)      Actual:                                        ____________

The undersigned authorized officer on behalf of Borrower hereby certifies that the foregoing covenant calculations are true and correct as of the end of the prior reporting period.

                                      SCB COMPUTER TECHNOLOGY, INC.

                                      By:___________________________________
                                      Name: ________________________________
                                      Title:________________________________
                                      Date: ________________________________